UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2020

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway	46037
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2026	INBKL	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2029	INBKZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

Effective May 19, 2020, the Articles of Incorporation and Bylaws of First Internet Bancorp (the “Company”) were amended to provide shareholders with the ability to amend the Bylaws as further described in Item 5.03 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2020, the shareholders of the Company elected Ana Dutra and Michael L. Smith, two new independent members to the Board of Directors (the “Board”) to serve one-year terms expiring at the 2021 annual meeting of shareholders. Effective as of the same date, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, determined the committee assignments for Ms. Dutra and Mr. Smith and the other independent directors. The committees of the Board are comprised as follows:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ana Dutra	Member		Member
John K. Keach, Jr.		Member	Member
David R. Lovejoy	Member		Chair
Michael L. Smith		Member	Member
Ralph R. Whitney, Jr.	Member	Member
Jerry Williams		Chair
Jean L. Wojtowicz	Chair

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s Articles of Incorporation were amended upon the filing of articles of amendment with the Indiana Secretary of State on May 19, 2020. The amendment was approved by shareholders in accordance with the Board’s recommendation pursuant to a proposal set forth in the Company’s proxy statement for the 2020 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 31, 2020 (the “2020 Proxy Statement”).

At a meeting following the 2020 annual meeting of shareholders, the Board separately approved amended and restated Articles of Incorporation (as so amended and restated, the “Restated Articles”), which include all amendments to date, including the above-described amendment, and further revisions to remove obsolete references to the initial registered agent, initial principal office, initial directors and incorporator. The Restated Articles became effective upon their filing with the Indiana Secretary of State on May 20, 2020. The foregoing summary of the Restated Articles is qualified by reference to the full text of the Restated Articles, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to an action by the Board at the same meeting, effective May 19, 2020, the Company’s Amended and Restated Bylaws (the “Bylaws”) were amended and restated to provide shareholders with the ability to amend the Bylaws in accordance with the new authority granted under the Restated Articles. The text of the Bylaws, as amended and restated, is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on May 18, 2020. Shareholders voted on the following proposals, each as described further in the 2020 Proxy Statement.

Proposal 1 – Election of Directors

The shareholders elected each of the eight nominees to serve as a director for a one-year term ending at the next annual meeting of shareholders, based on the votes listed below.

Nominee	For	Withheld	Broker Non-Votes
David B. Becker	6,719,303	523,313	1,400,295
Ana Dutra	6,944,236	298,380	1,400,295
John K. Keach, Jr.	6,974,680	267,936	1,400,295
David R. Lovejoy	6,329,352	913,264	1,400,295
Michael L. Smith	6,950,446	292,170	1,400,295
Ralph R. Whitney, Jr.	6,717,869	524,747	1,400,295
Jerry Williams	6,686,569	556,047	1,400,295
Jean L. Wojtowicz	6,756,988	485,628	1,400,295

Proposal 2 – Advisory Vote to Approve Executive Compensation (“Say-on-Pay Vote”)

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2020 Proxy Statement, based on the votes listed below.

For	Against	Abstained	Broker Non-Votes
6,769,452	457,422	15,742	1,400,295

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for 2020, based on the votes listed below.

For	Against	Abstained
8,377,828	263,599	1,524

Proposal 4 – Approval of the Amendment to Articles of Incorporation to Allow Shareholders to Amend Bylaws

The shareholders approved the amendment to the Articles of Incorporation based on the votes listed below.

For	Against	Abstained	Broker Non-Votes
7,069,774	166,197	6,645	1,400,295

Item 9.01	Financial Statements and Exhibits

Number	Description	Method of Filing
3.1	Amended and Restated Articles of Incorporation of First Internet Bancorp	Filed Electronically
3.2	Amended and Restated Bylaws of First Internet Bancorp	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 21, 2020

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer